Exhibit 10.8

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is dated as of                      among Blue Owl Capital Inc., a Delaware corporation (the “Indemnitor”) and the indemnitee named on the signature pages hereto (“Indemnitee”).

WHEREAS, at the request of the Indemnitor, Indemnitee has been asked to serve as a director or an officer of the Indemnitor or in another capacity with the Indemnitor or any of its affiliates, including as a director, officer, employee or agent, and may, therefore, be subjected to claims, suits or proceedings arising as a result of his or her services to and activities on behalf of the Indemnitor and its subsidiaries and affiliates;

WHEREAS, as an inducement to Indemnitee to serve in such capacity(ies), the Indemnitor has agreed to indemnify Indemnitee and to advance expenses and costs incurred by Indemnitee in connection with, arising out of or relating to any such claims, suits or proceedings, to the maximum extent permitted by law; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties do hereby covenant and agree as follows:

Section 1. Indemnification.

To the fullest extent (whether partial or complete) permitted by the certificate of incorporation of the Indemnitor, as amended from time to time, and applicable law, including Section 145 of the Delaware General Corporation Law (as it may be amended, the “DGCL”) (but, in the case of any such amendment to the DGCL, only to the extent such amendment permits the Indemnitor to provide broader indemnification rights than the law permitted the Indemnitor to provide before such amendment):

(a) The Indemnitor shall indemnify, defend, protect and hold harmless Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought by or in the right of the Indemnitor or otherwise), including any appeal therefrom, (i) by reason of the fact that Indemnitee is or was or has agreed to serve as, or has been appointed as, a director, officer, employee or agent (which, for purposes of this Agreement, shall include a trustee, fiduciary, attorney, advisor, consultant, member, shareholder, representative, partner or manager or similar capacity) of the Indemnitor, in each case whether prior to, on or subsequent to the date of this Agreement, or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity, whether prior to, on or subsequent to the date of this Agreement, or (ii) by reason of the fact that Indemnitee is or was serving or has agreed to serve at the request of, or is or was or has been appointed by, the Indemnitor or any of its controlled affiliates as a director, officer, employee or agent of another non-Indemnitor corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise or entity (each such non-Indemnitor entity, a “Primary Obligor”), in each case whether prior to, on or subsequent to the date of this Agreement, or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity. The Indemnitor agrees that as to any indemnification of an Indemnitee of the type identified in clause (i) of this Section 1(a), the Indemnitor shall serve as the indemnitor of first resort with respect to any request for indemnification or advancement of expenses made pursuant to this Agreement; provided, however, that Indemnitor shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and only to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. The indemnification of an Indemnitee of the type identified in clause (ii) of this Section 1(a) shall be secondary to any and all indemnification to which such person is entitled from (x) the relevant Primary Obligor (including any payment made to such person under any insurance policy issued to or for the benefit of such Primary Obligor or the Indemnitee), and (y) the relevant Fund (if applicable) (including any payment made to such person under any insurance policy issued to or for the benefit of such Fund or the Indemnitee) (clauses (x) and (y) together, the “Primary Indemnification”), and will only be paid to the extent the Primary Indemnification is not paid or does not provide coverage (e.g., a self-insured retention amount under an insurance policy). No such Primary Obligor or Fund shall be entitled to contribution or indemnification from or subrogation against the Indemnitor. If, notwithstanding the foregoing, the Indemnitor makes an indemnification payment or advance expenses to such an Indemnitee pursuant to this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of such Indemnitee against the relevant Primary Obligor or Fund (if applicable) or under any insurance policy issued to or for the benefit of such Indemnitor, Primary Obligor, Fund or the Indemnitee; provided that the foregoing shall not in and of itself extinguish any unpaid or unsatisfied rights Indemnitee has against any third party or the Indemnitor.

(b) The indemnification provided by this Section 1 shall, to the fullest extent permitted by the certificate of incorporation of the Indemnitor, as amended from time to time, and applicable law, be from and against any and all losses, claims, damages, demands, deficiencies, liabilities, costs and expenses (including attorneys’ fees), judgments, fines, penalties, interest and amounts paid in settlement or otherwise, including associated tax liabilities in respect of any of the foregoing (collectively “Losses”), in connection with, arising out of or related to any such action, suit or proceeding, including any appeals.

Section 2. Advance Payment of Expenses. To the fullest extent (whether partial or complete) permitted by the certificate of incorporation of the Indemnitor, as amended from time to time, and applicable law, including Section 145 of the DGCL, expenses (including attorneys’ fees) incurred by Indemnitee in appearing at, participating in or defending any action, suit or proceeding or in connection with an enforcement action as contemplated by Section 3(e), shall be paid by the Indemnitor in advance of the final disposition of such action, suit or proceeding and in all events within 45 days after receipt by the Indemnitor of a statement or statements from Indemnitee requesting such advance or advances from time to time (which shall include invoices received by the Indemnitee in connection with such expenses, but in the case of invoices for legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law or court rules may be omitted), whether prior to or after final disposition of any action, suit or proceeding. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Indemnitor in respect thereof. Such undertaking shall be unsecured and accepted without reference to the financial ability of the Indemnitee to make repayment and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. Any rights to advancement under this Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6(a).

Section 3. Procedure for Indemnification; Notification and Defense of Claim.

(a) Indemnitee shall notify the Indemnitor in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement hereunder as soon as reasonably practicable following receipt by Indemnitee of written notice thereof or Indemnitee’s otherwise becoming aware thereof. The written notification to Indemnitor shall include a description of the nature of the action, suit or proceeding and the facts underlying such action, suit or proceeding, in each case to the extent known by

Indemnitee. The failure to promptly notify the Indemnitor of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Indemnitor from any liability that it may have to Indemnitee hereunder, except and solely to the extent the Indemnitor is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure. Notwithstanding the foregoing, such omission will not relieve Indemnitor from any liability that it may have to Indemnitee other than under this Agreement (except to the extent provided by the terms of the agreement, arrangement or understanding giving rise to such other liability). In order to exercise his or her indemnification rights hereunder, an Indemnitee shall submit to the Indemnitor a written request therefor including such documentation and information as is reasonably available to or known by Indemnitee and is reasonably necessary to enable the Indemnitor to determine whether and to what extent Indemnitee is entitled to indemnification hereunder.

(b) With respect to any action, suit or proceeding of which the Indemnitor is so notified as provided in this Agreement, the Indemnitor shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so; provided, however, that the Indemnitor shall not be entitled to assume the defense of any such action, suit or proceeding without the written consent of Indemnitee if there has been a Change in Control or if Indemnitee shall have reasonably concluded (in accordance with the last sentence of this subsection (b)) that there may be a conflict of interest between the Indemnitor and Indemnitee with respect to such action, suit or proceeding. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Indemnitor, the Indemnitor will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Indemnitor. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Indemnitor setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Indemnitor and Indemnitee with respect to a significant issue, then the Indemnitor will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Indemnitor will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Indemnitor.

(c) To the fullest extent permitted by the certificate of incorporation of the Indemnitor, as amended from time to time, and applicable law, including Section 145 of the DGCL, the Indemnitor’s assumption of the defense of an action, suit or proceeding in accordance with paragraph 3(b) will constitute an irrevocable acknowledgement by the Indemnitors that any and all Losses in respect of any of the foregoing, including any appeals therefrom, are indemnifiable by the Indemnitor under Section 1 of this Agreement (including, to the fullest extent permitted by the certificate of incorporation of the Indemnitor, as amended from time to time, and applicable law, that the Indemnitee has met all applicable standards of conduct).

(d) The determination whether to grant Indemnitee’s indemnification request shall be made in accordance with applicable law and shall be made promptly and in any event within 60 days following the later of (x) the Indemnitor’s receipt of a request for indemnification in accordance with Section 3(a) and (y) the final disposition of any action, suit or proceeding for which indemnification is sought hereunder. If the Indemnitor determines that Indemnitee is entitled to such indemnification or, as contemplated by paragraph 3(c) the Indemnitor has acknowledged such entitlement, the Indemnitor will make payment to Indemnitee of the indemnifiable amount within 10 days after making such determination. If the Indemnitor is not deemed to have so acknowledged such entitlement or the Indemnitor’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within such applicable 60 day period, the requisite determination of entitlement to indemnification shall, subject to Section 6, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e)

(i) In the event that (1) the Indemnitor determines in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (2) the Indemnitor denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within the applicable 60-day period as described above, (3) payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, (4) advancement of expenses is not timely made in accordance with Section 2, or (5) the Indemnitor or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses.

(ii) Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration in New York, New York before one arbitrator, conducted by the Judicial Arbitration and Mediation Services/Endispute, Inc. (“JAMS”), or its successor. Disputes shall be resolved in accordance with the Federal Arbitration Act, 9 U.S.C. §§1-16, and JAMS’ Comprehensive Arbitration Rules and Procedures then in effect. The arbitrator will have the same, but no greater, remedial authority than would a court of law and shall issue a written decision including the arbitrator’s essential findings and conclusions and a statement of the award. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 3(e); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce his or her rights under Section 3(g).

(iii) Indemnitee’s expenses (including attorneys’ fees) incurred in connection with determining Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or arbitration or otherwise shall also be indemnified by the Indemnitor to the fullest extent permitted by the certificate of incorporation of the Indemnitor, as amended from time to time, and applicable law (whether such efforts are successful or unsuccessful).

(f) Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request therefor in accordance with Section 3 of this Agreement. The Indemnitor shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Indemnitors overcome such presumption and establish that Indemnitee is not so entitled. No determination by the Indemnitor (including by directors or any independent counsel) that the Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any claim by the Indemnitee for indemnification or reimbursement or advance payment of expenses by the Indemnitor hereunder or create a presumption that the Indemnitee has not met any applicable standard of conduct. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee has not met any applicable standard of conduct.

(g) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitors for some portion of his or her Losses but not the total amount thereof, the Indemnitor shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 4. Insurance and Subrogation.

(a) The Indemnitor may purchase or otherwise obtain coverage under a policy or policies of insurance, providing Indemnitee with coverage, subject to the terms and conditions of such policy or policies, for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as, or is or was or has been appointed as, a director, officer, employee or agent of the Indemnitor or its affiliates, or is or was serving or has agreed to serve at the request of the Indemnitor or its affiliates as a director, officer, employee or agent of, or is or was or has agreed to otherwise be associated with, any Primary Obligor or arising out of Indemnitee’s status as such, whether or not the Indemnitor would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. To the extent that the Indemnitor maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Indemnitor or of any its affiliates, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If the Indemnitor has such insurance in effect at the time the Indemnitor receives from Indemnitee any notice of any matter with respect to which Indemnitee intends to seek indemnification or advancement hereunder, the Indemnitor shall give prompt notice thereof to the insurers in accordance with the procedures set forth in the policy or policies. The Indemnitor shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy or policies.

(b) In the event of any payment by the Indemnitor under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy; provided that the foregoing shall not in and of itself extinguish any unpaid or unsatisfied rights Indemnitee has against any third party or the Indemnitor. Indemnitee shall execute all papers required and take all action necessary to secure such rights, in each case reasonably requested by the Indemnitor, including execution of such documents as are necessary to enable the Indemnitor to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Indemnitor shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c) The Indemnitor shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 5. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) The term “action, suit or proceeding” shall be broadly construed and shall include the investigation (formal or informal), preparation, prosecution, defense, settlement, arbitration, mediation and appeal of, and the giving of testimony or responding to discovery requests in, any threatened, pending or completed investigation, inquiry, audit, claim, action, suit, arbitration, alternative dispute resolution mechanism, hearing or other proceeding or claim of any kind, whether civil, criminal, administrative, regulatory, legislative, investigative or otherwise, and whether or not formal or informal.

(b) The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Indemnitor, or while serving as a director or officer of Indemnitor, is or was serving or has agreed to serve at the request of the Indemnitor as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise or entity” (or any words of similar effect) shall be broadly construed and shall include any actual or alleged act or omission to act. The Indemnitor hereby agrees that any service, act or omission by Indemnitee respecting the investing activities of the Indemnitor or one or more Funds or their respective affiliates is at the request and direction of and on behalf of the Indemnitor or one or more of the Funds or their respective affiliates.

(c) For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if, after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (a) any “Qualified Stockholder” (as defined in the Indemnitor’s certificate of incorporation) or (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Indemnitor or a corporation owned directly or indirectly by the stockholders of the Indemnitor in substantially the same proportions as their ownership of stock of the Indemnitor, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Indemnitor representing 20% or more of the total voting power represent by the Indemnitor’s then outstanding Voting Securities, (ii) individuals who on the date of this Agreement are members of the Indemnitor’s Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Indemnitor’s Board (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall be considered as a member of the Incumbent Board), or (iii) the Indemnitor consummates a merger or consolidation of the Indemnitor with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Indemnitor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Indemnitor or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Indemnitor approve a plan of complete liquidation of the Indemnitor or an agreement for the sale or disposition by the Indemnitor of (in one transaction or a series of transactions) all or substantially all of the Indemnitor’s assets.

(d) The term “expenses” shall be broadly construed and shall include all direct and indirect costs of any type or nature whatsoever (including all attorneys’ fees, retainers, court costs, fees of experts and other professionals, witness fees, travel expenses, duplicating, printing and binding costs, telephone charges, postage, delivery service fees, facsimile transmission charges, secretarial services, any federal, state, local or foreign taxes imposed on Indemnitee as a result of actual or deemed receipt of any payments under this Agreement, appeal bonds, all other disbursements and other out-of-pocket costs of the types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or a witness, or otherwise participating in any action, suit or proceeding and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Indemnitor or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.

(e) “enterprise” shall mean the Indemnitor and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Indemnitor as a director, officer, employee, agent or fiduciary.

(f) “Fund” shall mean any fund, investment vehicle or account whose investments are managed or advised by an Indemnitor or any of its affiliates.

(g) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include all direct and indirect payments of any type or nature whatsoever (including all penalties and amounts required to be forfeited or reimbursed to the Indemnitor), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

(h) The term “Voting Securities” shall mean any securities of the Indemnitor that vote generally in the election of directors.

Section 6. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Indemnitor shall not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to any action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to any compulsory counterclaim brought by Indemnitee or an action, suit or proceeding brought to establish or enforce a right to indemnification, advancement of expenses or contribution under this Agreement (which shall be governed by the provisions of Section 12 of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the board of directors of the Indemnitor.

(b) Section 16(b) Matters. To indemnify Indemnitee on account of any action, suit or proceeding in which Indemnitee agrees to or is liable for disgorgement of profits made from the purchase or sale by Indemnitee of securities pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(c) Indemnification Prohibited by Law. If it has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitrator or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing that indemnification on account of Indemnitee’s conduct is prohibited by applicable law.

Section 7. Certain Settlement Provisions. Notwithstanding any other provision herein to the contrary, provided there has been no Change in Control, the Indemnitor shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Indemnitor’s prior written consent. The Indemnitor shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent. The Indemnitor shall not settle any action, suit or proceeding in which Indemnitee is subject to liability with the Indemnitor (or would be if such Indemnitee is joined in such action, suit or proceeding) without Indemnitee’s written consent unless such settlement includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such action, suit or proceeding; provided, however, that Indemnitee will not unreasonably withhold his or her consent to any proposed settlement. Neither the Indemnitor nor Indemnitee will unreasonably withhold his, her, its or their consent to any proposed settlement.

Section 8. Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Indemnitor shall nevertheless indemnify, defend, protect and hold harmless Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought by or in the right of any of the Indemnitors or otherwise), (i) by reason of the fact that Indemnitee is or was or has agreed to serve as, or has been appointed as, a director, officer, employee or agent of the Indemnitor or its affiliates, in each case whether prior to, on or subsequent to the date of this Agreement, or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity, whether prior to, on or subsequent to the date of this Agreement, or (ii) by reason of the fact that Indemnitee is or was serving or has agreed to serve at the request of, or is or was or has been appointed by, the Indemnitor or any of its affiliates as a director, officer, employee or agent of a Primary Obligor, in each case whether prior to, on or subsequent to the date of this Agreement, or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity from and against any and all Losses in connection with, arising out of or related to such action, suit or proceeding, to the fullest extent (whether partial or complete) permitted by the certificate of incorporation of the Indemnitor, as amended from time to time, and applicable law.

Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Indemnitor shall, to the fullest extent (whether partial or complete) permitted by the certificate of incorporation of the Indemnitor, as amended from time to time, and applicable law, contribute to the payment of all of Indemnitee’s Losses in connection with, arising out of or related to any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 6 or 7 hereof.

Section 10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand or overnight courier service and receipted for by the party to whom said notice, request, demand or other communication shall have been directed, on the day of such delivery, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (c) if delivered by e-mail, provided the relevant computer record indicates a full and successful transmission or no failure message is generated (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party, on the date of such transmission, and (y) on the next business day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission.:

(i) If to Indemnitee, to the address set forth on the signature page hereto.

(ii) If to the Indemnitor, to:

Blue Owl Capital Inc.

399 Park Avenue, 38th Floor

New York, NY 10022

Attn: General Counsel

E-mail: neena.reddy@blueowl.com

or to such other address as may have been furnished in writing to Indemnitee by the Indemnitor or to the Indemnitor by Indemnitee, as the case may be.

Section 11. Nonexclusivity. The provisions for indemnification, advancement of expenses and contribution set forth in this Agreement shall not be deemed exclusive of, a substitute for or in abrogation of any other rights which Indemnitee may have under any provision of law, in any court in which a proceeding is brought, the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, or comparable organizational documents of the Indemnitors, other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee. No amendment or alteration of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, or comparable organizational documents of the Indemnitors or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 12. Enforcement. The Indemnitor shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Indemnitor agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Indemnitor to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Indemnitor of its respective obligations under this Agreement.

Section 13. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director or officer of the Indemnitor or in the employ of the Indemnitor. For the avoidance of doubt, the indemnification, advancement of expenses and contribution provided under this Agreement shall continue as to the Indemnitee even though he may have ceased for any reason whatsoever to be a director, officer, employee or agent of the Indemnitor or any Primary Obligor, as the case may be.

Section 14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by applicable law. In the event of any change in applicable law, statute or rule which narrows the right of Indemnitee to indemnification, advancement of expenses or contribution from the Indemnitor hereunder, such change, to the extent not otherwise required by such law, shall have no effect on this Agreement and the rights and obligations hereunder.

Section 15. Entire Agreement. Except as provided in Section 11, this Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 16. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Indemnitors without Indemnitee’s prior written consent.

Section 17. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Indemnitor shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Indemnitor, by written agreement in form and substance reasonably satisfactory to Indemnitee, to expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Indemnitor would be required to perform if no such succession had taken place.

Section 18. Service of Process and Venue. Each of the parties hereto hereby irrevocably and unconditionally (a) agrees that any action or proceeding arising out of or in connection with this Agreement may be brought in the Court of Chancery of the State of Delaware (the “Delaware Court”), (b) consents to submit to the non-exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoints, to the extent the Indemnitor or Indemnitee is not otherwise subject to service of process in the State of Delaware, irrevocably The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 as its agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such Indemnitor with the same legal force and validity as if served upon the Indemnitor personally within the State of Delaware, (d) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 19. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware, without regard to its conflicts of laws rules. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Indemnitor of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted by the certificate of incorporation of the Indemnitor, as amended from time to time, and under such law, notwithstanding any provision of this Agreement to the contrary.

Section 20. Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 21. Interpretation.

(a) Unless a clear contrary intention appears: (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (vi) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (viii) “or” is used in the inclusive sense of “and/or”; (ix) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (x) reference to dollars or $ shall be deemed to refer to U.S. dollars.

(b) All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BLUE OWL CAPITAL INC.

By:
Name:
Title:

Signature Page to Indemnification Agreement

INDEMNITEE

Name:

Address:

Email:

Signature Page to Indemnification Agreement